EXHIBIT 10.15
Investar Holding Corporation
Notice of Award of Restricted Stock Units
(Employee Form)

Name:
Number of RSUs:
Grant Dare:
Vest Start Date:

Re:    Notice and Acceptance of Award of Restricted Stock Units

The Board of Directors (the “Board”) of Investar Holding Corporation (the “Company”) awards to you the number of restricted stock units (“RSUs”) set forth above (your “Award”), which Award represents your right to receive an equivalent number of shares of the Company’s common stock, $1.00 par value per share (“Common Stock”) on the applicable vesting dates set forth herein. This Award is subject to the restrictions and limitations set forth in this Notice and the terms and conditions of the Company’s 2017 Long-Term Incentive Compensation Plan (the “Plan”). Unless otherwise defined herein, capitalized terms used in this Notice shall have the meanings set forth in the Plan.

1.    Vesting and Settlement. Provided you remain continuously employed by the Company, Investar Bank or an affiliate thereof until the applicable vesting date, your RSUs shall vest:

a.	As to one-fifth of your Award on the Vest Start Date;

b.	As to an additional one-fifth of your Award on the first anniversary of the Vest Start Date;

c.	As to an additional one-fifth of your Award on the second anniversary of the Vest Start Date;

d.	As to an additional one-fifth of your Award on the third anniversary of the Vest Start Date; and

e.	As to the remaining RSUs represented by your Award on the fourth anniversary of the Vest Start Date.

(Each, a “Vesting Date” hereunder, with the period between the Grant Date and the last Vesting Date in paragraph 1(e) referred to as the “Service Period”). Any fractional RSU resulting from the application of the vesting schedule shall vest on the final vesting date. As soon as practicable following each Vesting Date, but no later than 30 days after such date, the number of shares of Common Stock to which you are entitled under this Notice shall then be certificated and delivered to you, or maintained in book entry form, in the discretion of the Company, but in either case free of restrictions.

2.    Separation from Service. If your employment with the Company or an Affiliate terminates prior to any Vesting Date:

a.
On account of your death, Disability, Retirement or involuntarily by the Company without Cause, a pro-rata portion of your unvested RSUs shall vest on your Separation Date and be settled in accordance with paragraph 1 hereof. The pro-rata number of RSUs that shall vest will be calculated to reflect the period of your employment during the Service Period.

b.
If a Change in Control is consummated during the Service Period and you separate from service within the 24-month period following the Change in Control as a result of a termination by the Company without Cause or your termination for Good Reason, any unvested RSUs as of your Separation Date shall vest and be settled in accordance with paragraph 1 hereof. Otherwise, the Service Period will remain in effect following the Change in Control and the RSUs shall vest as provided for in paragraph 1.

c.	Except as provided in subparagraphs a. or b. hereof, you shall forfeit any unvested RSUs then represented by your Award, which shall thereafter be cancelled without compensation.

As used herein the term “Disabled” shall mean “Disability” as defined in the Plan.

3.    No Assignment. Your Award shall not be subject in any manner to sale, transfer, pledge, assignment or other encumbrance or disposition, whether by operation of law or otherwise, and whether voluntarily or involuntarily, except by will or the laws of descent and distribution unless and until such Award, or any portion thereof, is vested and settled in accordance with paragraphs 1 and 2 hereof. In the event of a purported assignment, transfer or division that is otherwise prohibited hereunder, the portion of the RSUs purportedly subject to such assignment, transfer or division, will be forfeited and cancelled, without the requirement of notice or the payment of compensation.

4.    Legends; Issuance and Delivery of Common Stock. You acknowledge that Common Stock acquired hereunder may bear such legends as the Company deems necessary to comply with applicable Federal or securities laws. Common Stock issued or delivered in connection with your Award shall be subject to all applicable Federal and securities law requirements. Notwithstanding any provision of your Award to the contrary, the Company shall have no obligation to issue and deliver Common Stock to you if it reasonably determines that such issuance or delivery would constitute a violation of any applicable Federal or securities law or any rule or regulation promulgated thereunder. The inability of the Company to deliver Common Stock hereunder shall relieve the Company of any liability for the delay or failure to issue or deliver such shares.

5.    Amendment. The Company possesses the authority to amend the terms of your Award; provided, however, that no such amendment shall materially impair your Award without your prior written consent.

6.    No Continued Employment. This RSU Award is not a promise of your continued employment with the Company or any Affiliate of the Company, not does it in any way modify your employment status with the Company or an Affiliate.

7.    Taxes. Upon the vesting of the RSUs, the Fair Market Value of the number of shares of Common Stock issued in connection with the vesting of the RSUs will be treated as compensation, reported by the Company on IRS Form W-2, and subject to withholding for applicable income and employment taxes. The Company will determine the amount of your withholding and satisfy this obligation by “netting” from your Award shares of Common Stock with a Fair Market Value equal to your obligation, unless you remit to the Company the full amount of any tax due before the lapse occurs. The Company calculates withholding at the supplemental wage rate and the maximum withholding rate imposed by Louisiana law.

8.    Shareholder Rights. You shall have no rights, including, but not limited to, voting and dividend rights, in the shares of Common Stock underlying the RSUs unless and until such shares are vested and issued to you.

9.    Entire Agreement. This Notice, including the Plan and any additional documents necessary to effect the terms and conditions of your Award, constitutes the entire understanding and agreement among the parties, and there are no other agreements, understandings, restrictions, or representations, other than those set forth herein.

10.    Administration. All matters of administration arising with respect to your Award shall be determined by the Compensation Committee of the Board, in its discretion, including the resolution of any ambiguity or the provision of any omitted term or condition. Any determination hereunder shall be binding upon you, your heirs, beneficiaries and other assigns.

11.    Fractional Shares. Nothing contained herein shall require the issuance of a fractional share, whether certificated or in book entry form. The Company may cancel any such fractional share, and provide cash in lieu thereof, at such time as the Company deems necessary or appropriate.

12.    Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption therefrom, and all such provisions shall be construed and interpreted accordingly. For purposes of Section 409A of the Code, each payment made under this Agreement will be treated as a separate payment. Notwithstanding anything contained herein to the contrary, if necessary to avoid penalties under Section 409A of the Code, you will not be considered to have terminated employment for purposes of this Agreement unless you would be considered to have incurred a “separation from service” within the meaning of Section 409A of the Code.

13.    Additional Terms and Conditions. Your Award is subject to additional terms and conditions that are set forth in the Plan. When you execute and deliver the Acknowledgement and Agreement attached hereto as Addendum 1, you acknowledge that you have received a prospectus covering the Plan and that you have had an opportunity to review or obtain the formal documents constituting the Plan.

Please indicate your consent to be bound by the foregoing terms and conditions by execution and delivery to Mr. Chris Hufft, Investar Bank, 10500 Coursey Blvd., Baton Rouge, LA 70816, of the Acknowledgement and Agreement attached hereto as Addendum 1.

Very truly yours,

Investar Holding Corporation

Addendum 1: Acknowledgement and Agreement
Prospectus

ADDENDUM 1
Acknowledgement and Agreement
Investar Holding Corporation
Restricted Stock Unit Award

By execution below, I acknowledge that my Award is subject to the terms and conditions set forth in the forgoing Notice of Award of Restricted Stock Units and the Plan. I agree to be bound by each of the foregoing conditions and restrictions, and I acknowledge that such conditions and restrictions shall be binding upon my representatives, beneficiaries, heirs and assigns. I further acknowledge that no member of the Board of Directors, nor any officer or employee of the Company, shall be liable for any action or determination taken in good faith with respect to my Award. I understand that I must obtain my own tax and financial planning advice with respect to my Award, and I acknowledge that no member of the Company, nor any officer or employee of the Company, has provided such advice.

By:
Date:
Print Name: